Exhibit 99.1

News			KeyCorp

CONTACTS:	ANALYSTS	MEDIA	127 Public Square
	Vernon L. Patterson	David Reavis	Cleveland, OH 44114
	216.689.0520	216.471.2886
	Vernon_Patterson@KeyBank.com	David_Reavis@KeyBank.com
Kelly L. Lammers
216.689.3133

Kelly_L_Lammers@KeyBank.com

KEY MEDIA

NEWSROOM: www.Key.com/newsroom

FOR IMMEDIATE RELEASE

KEY ANNOUNCES COMMON STOCK REPURCHASE PROGRAM

AND PLANS TO EVALUATE DIVIDEND INCREASE

AND OTHER CAPITAL ACTIONS

No Objection from Federal Reserve to Company’s Capital Plan

CLEVELAND, OH, March 13, 2012 – KeyCorp (NYSE:KEY) announced today that its Board of Directors has authorized a common stock repurchase program of up to $344 million and will evaluate an increase in the company’s quarterly common stock dividend at its regular meeting in May. These actions were part of the Company’s capital plan that was submitted to the Federal Reserve as part of the Comprehensive Capital Analysis and Review. The Federal Reserve has notified Key that it has no objections to the capital actions described in the plan.

Key intends to execute the repurchase of its common stock through the open market or in privately negotiated transactions. The Company anticipates completing the common stock repurchases by March 31, 2013. The reacquired shares will be held as treasury shares and may be reissued for various corporate purposes.

Key’s capital plan, which was approved by its Board of Directors prior to submission, also requested authority to increase its quarterly common stock dividend from $0.03 per share up to $0.05 per share, effective in the second quarter of 2012. Key’s Board of Directors will consider the potential dividend increase at its regular May meeting.

In addition, Key’s capital plan included the authority to continue to evaluate the redemption of certain trust preferred capital securities.

-more-

ADD ONE –KEY ANNOUNCES COMMON STOCK REPURCHASE PROGRAM

Beth E. Mooney, Key’s Chairman and Chief Executive Officer, stated “We are pleased that we received a no objection with respect to our capital plan from the Federal Reserve today. It allows us to increase our dividends and to start the process of returning capital to our shareholders. Key remains one of the best capitalized banks in its peer group and we are well positioned to execute on our relationship strategy.”

About Key

Key traces its history back more than 160 years and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key has assets of approximately $89 billion, as of December 31, 2011.

Key provides deposit, lending, cash management and investment services to individuals and small businesses in 14 states under the name of KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name.

For more information, visit https://www.key.com/. KeyBank is Member FDIC.

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This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key’s control. Key’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Key’s actual results to differ materially from those described in the forward-looking statements can be found in Key’s Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed with the SEC and is available on Key’s website at www.key.com/IR and on the SEC’s website at www.sec.gov. Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Key does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

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Note to Editors: For up-to-date company information, media contacts and facts and figures about Key lines of business, visit http://key.com/newsroom to view our Media Newsroom.